EXHIBIT 23.1



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 250,000 shares of common stock for the Stock Option Agreement dated August 26, 1998 between Carl Yankowski and Reebok International Ltd. of Reebok International Ltd., of our reports dated February 2, 1998, with respect to the consolidated financial statements of Reebok International Ltd. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP



Boston, Massachusetts
November 11, 1998